Exhibit 16.1

January 25, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Kiwa Bio-Tech Products Group Corp.
CIK No: 0001159275

Dear Sir or Madam:

We have read Form 8-K dated January 25, 2021 of Kiwa Bio-Tech Products Group Corp. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 8-K.

/s/ Friedman LLP

New York, New York